CODE OF ETHICS (RULE 17j-1)



This policy applies to all
Trusts identified in Appendix I

Compliance
Monitoring
Responsibilit
y
Monitori
ng
Frequen
cy
Recordkeep
ing
Responsibi
lity
Periodic
Testing
Funds,
Adviser
SEI-GFS
Continuous
SEI-GFS
Adviser
Quarterly

Policy Statement: The Funds have adopted a code of ethics under Rule 17j-1 (Code of Ethics) of the Investment Company Act of 1940 (1940 Act) with respect to the personal trading activities of persons deemed to be access persons. The Code of Ethics prohibits access persons from engaging in fraudulent, deceitful, or manipulative practices in connection with the purchase or sale of a security held or to be acquired by the Funds. The Code of Ethics also prohibits access persons from making any untrue statement of material fact or omitting to state material facts where necessary. The Code of Ethics is designed to require the Funds to adopt procedures that will help prevent and detect fraudulent personal trading and other activities proscribed by the rule and the Code of Ethics.

Procedures: The Funds have adopted the
procedures set forth in the Code of Ethics
Adopted under Rule 17j-1 (copy attached) to implement and monitor compliance with the Funds policies.

Fund Compliance will communicate these procedures to the Advisers and Sub-Advisers through delivery of the Code of Ethics.

Separate Codes-SEI-GFS, SIDCO and each
Adviser and Sub-Adviser (excluding those
Advisers who manage only money market
funds) maintain separate codes of ethics that are designed to comply with the requirements of Rule 17j-1.





CODE OF ETHICS
Adopted Under Rule 17j-1

While affirming its confidence in the integrity and good faith of all of its officers and trustees, each of SEI Liquid Asset Trust, SEI Tax
Exempt Trust, SEI Daily Income Trust, SEI Asset
Allocation Trust, SEI Institutional Managed
Trust, SEI Institutional International Trust, SEI
Institutional Investments Trust, Adviser Managed
Trust, New Covenant Funds, SEI Insurance Products
Trust, and SEI Catholic Values Trust (the SEI
Trusts), as well as wholly owned subsidiaries of certain SEI Trusts incorporated in the Cayman
Islands as excepted foreign companies for which SIMC serves as adviser (together with the SEI
Trusts, the Trusts) recognize that the knowledge of present or future portfolio transactions and, in certain instances, the power to influence portfolio transactions which may be possessed by certain of officers, employees and trustees could place such individuals, if they engage in personal transactions in securities which are eligible for investment by the Trusts, in a position where their personal interest may conflict with that of the Trusts.

In view of the foregoing and of the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940 (the 1940 Act), each Trust has determined to adopt this Code of Ethics to specify and prohibit certain types of transactions deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict), and to establish reporting requirements and enforcement procedures.

1.	Statement of General Principles.

In recognition of the trust and confidence placed in each Trust by its shareholders, and to give effect to each Trusts belief that its operations should be directed to the benefit of its shareholders, each Trust hereby adopts the following general principles to guide the actions of its trustees, officers and employees:

a)	The interests of the Trusts shareholders are
paramount, and all of the Trusts personnel
must conduct themselves and their operations
to give maximum effect to this tenet by
assiduously placing the interests of the
shareholders before their own.
b)	All personal transactions in securities by
the Trusts personnel must be accomplished so
as to avoid even the appearance of a conflict
of interest on the part of such personnel
with the interests of the Trusts and their
shareholders.
c)	All of the Trusts personnel must avoid
actions or activities that allow (or appear
to allow) a person to profit or benefit from
his or her position with respect to the
Trusts, or that otherwise bring into question
the persons independence or judgment.
d)	All of the Trusts personnel are prohibited
from disclosing material nonpublic
information to others or engaging in the purchase or sale (or recommending or suggesting that any person engage in the purchase or sale) of any security to which such information relates.





2.	Definitions.

a)	Access Person shall mean
*	each director/trustee or officer of a
Trust,
*	each director/trustee, officer or
employee of a Trust or any of a Trusts
advisers or sub-advisers (or of any
company in a Control relationship to
the Trust or such advisers or sub-
advisers) who, in connection with his
or her regular functions or duties,
makes, participates in, or obtains
information regarding, the purchase or
sale of a Security by each Trust or
any series thereof (each a Fund), or
whose functions relate to the making
of any recommendations with respect
to such purchases or sales,
*	any natural person in a Control
relationship to a Trust or any of a
Trusts advisers or sub-advisers who
obtains information concerning
recommendations made to the Trust with
respect to the purchase or sale of a
Security by any Fund; and
*	each director, officer or general
partner of any principal underwriter
for a Trust, but only where such
person, in the ordinary course of
business, either makes, participates
in, or obtains information regarding
the purchase or sale of Securities by
the Fund(s), or whose functions
relate to the making of
recommendations regarding Securities
to the Fund(s).

b)	Automatic Investment Plan shall mean a
program in which regular periodic purchases
(or withdrawals) are made automatically in
(or from) investment accounts in accordance
with a predetermined schedule and allocation.
An Automatic Investment Plan includes a
dividend reinvestment plan.
c)	Beneficial Ownership of a security is to be
determined in the same manner as it is for
purposes of Section 16 of the Securities
Exchange Act of 1934. This means that a
person should generally consider himself the
beneficial owner of any securities in which he
has a direct or indirect monetary interest.
In addition, a person should consider
himself the beneficial owner of securities
held by his spouse, his minor children, a
relative who shares his home, or other
persons by reason of any contract,
arrangement, understanding or relationship
that provides him with sole or shared voting
or investment power.
d)	Control shall have the same meaning as that
set forth in Section 2(a)(9) of the 1940
Act. Section 2(a)(9) provides that control
means the power to exercise a controlling
influence over the management or policies of
a company, unless such power is solely the
result of an official position with such
company. Ownership of 25% or more of a
companys outstanding voting security is
presumed to give the holder thereof control
over the company. Such presumption may be
countered by the facts and circumstances of
a given situation.
e)	Independent Trustee means a Trustee of a
Trust who is not an interested person of
that Trust within the meaning of Section
2(a)(19) of the 1940 Act.
f)	Initial Public Offering (IPO) means an
offering of Securities registered under the Securities Act of 1933, the issuer of which, immediately before registration, was not subject to the reporting requirements of
Section 13 or Section 15(d) of the Securities
Exchange Act of 1934.
g)	Private Placement means an offering that is
exempt from registration under the Securities
Act of 1933 pursuant to Section 4(2) or
Section 4(6) in the Securities Act of 1933.
h)	Purchase or sale of a Security includes, among
other things, the writing of an option to
purchase or sell a Security.
i)	Security shall have the same meaning as that
set forth in Section 2(a)(36) of the 1940 Act,
except that it shall not include securities
issued by the Government of the United States
or an agency thereof, bankers acceptances,
bank certificates of deposit, commercial
paper and high quality short-term debt
instruments (including repurchase agreements),
and shares of registered open-end mutual funds
not organized as unit investment trusts,
unless advised by SIMC. (Please note that
transactions in Exchange Traded Funds that are
organized as unit investment trusts and mutual
funds advised by SIMC are subject to the
reporting and holding period requirements of
this Code of Ethics).
j)	A Security held or to be acquired by a Trust
or any Fund means (A) any Security which,
within the most recent fifteen days, (i) is or
has been held by a Trust or any Fund thereof,
or (ii) is being or has been considered by a
Funds investment adviser or sub- adviser for
purchase by the Fund; (B) and any option to
purchase or sell and any Security convertible
into or exchangeable for any Security described
in (A) above.
k)	A Security is being purchased or sold by a
Trust from the time when a purchase or sale
program has been communicated to the person who
places the buy and sell orders for the Trust
until the time when such program has been fully
completed or terminated.
l)	SEI Access Person means any Access Person as
defined in (1) above, except
directors/trustees, officers, or employees of
any of the Trusts Sub-advisers.
m)	Special Purpose Investment Personnel means
each SEI Access Person who, in connection with
his or her regular functions (including, where
appropriate, attendance at Board meetings and
other meetings at which the official business
of a Trust or any Fund thereof is discussed or
carried on), obtains contemporaneous
information regarding the purchase or sale of
a Security by a Fund. Special Purpose
Investment Personnel shall occupy this status
only with respect to those Securities as to
which he or she obtains such contemporaneous
information.
3.	Prohibited Purchases and Sales of Securities.

a)	No Access Person shall, in connection with the
purchase or sale, directly or indirectly, by
such person of a Security held or to be acquired
by a Trust or any Fund:
*	Employ any device, scheme or artifice to
defraud such Fund;
*	Make to such Fund any untrue statement of
a material fact or omit to state to such Fund a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;





*	Engage in any act, practice or course
of business which would operate as a
fraud or deceit upon such Fund; or
*	Engage in any manipulative practice with
respect to a Fund.

b)	No Special Purpose Investment Personnel may
purchase or sell, directly or indirectly, any
Security as to which such person is a Special
Purpose Investment Personnel in which he had
(or by reason of such transaction acquires)
any Beneficial Ownership at any time within
seven calendar days before or after the time
that the same (or a related) Security is
being purchased or sold by any Fund.
c)	No SEI Access Person may sell a Security
within 60 days of acquiring beneficial
ownership of that Security.
4.	Additional Restrictions and Requirements.

a)	Each SEI Access Person must obtain approval
from the Review Officer before acquiring
Beneficial Ownership of any securities
offered in connection with an IPO or a
Private Placement.
b)	No SEI Access Person shall accept or receive
any gift of more than de minimis value from
any person or entity that does business with
or on behalf of a Trust.
c)	Each Access Person (other than a Trusts
Independent Trustees) who is not required to
provide such information under the terms of
a code of ethics described in Section 7
hereof must provide to the Review Officer, no
later than ten days after he or she becomes
an Access Person, an initial holdings report,
and, within forty-five days after the end of
each calendar year, an annual holdings
report. The initial and annual holding
reports shall disclose:
*	The title, number of shares and
principal of amount of each Security
in which such Access Person had any
direct or indirect Beneficial Ownership;
*	The name of any broker, dealer or bank
with whom the Access Person maintained
an account in which any securities were
held for the direct or indirect benefit
of the Access Person; and
*	The date that the report was submitted by
the Access Person.

The information included in the initial
holdings report must be current as of a date no more than 45 days prior to the date such person becomes an Access Person. The information included in the annual holdings report must be as of each calendar year-end.
The Initial Holdings Report and Annual
Holdings Report are attached as Exhibits 1 and 2, respectively.

d)	Access Persons are not required to submit an
initial or annual holdings report with respect to transactions effected for, and Securities held in, any account over which the Access
Person has no direct or indirect influence or Control.





5.	Reporting Obligations.1

a)	Except as discussed below, each SEI Access
Person (other than a Trusts Independent
Trustees) shall report all transactions in
Securities in which the person has, or by
reason of such transaction acquires, any
direct or indirect Beneficial Ownership.
Reports shall be filed with the Review
Officer quarterly. The Review Officer shall
submit confidential quarterly reports with
respect to his or her own personal
securities transactions to an officer
designated to receive his or her reports
(Alternate Review Officer), who shall act in
all respects in the manner prescribed herein
for the Review Officer.
b)	Every report shall be made not later than 30
days after the end of the calendar quarter in
which the transaction to which the report
relates was effected, and shall contain the
following information:
*	The date of the transaction, the title,
the interest rate and maturity date (if
applicable), the number of shares and
the principal amount of each Security
involved;
*	The nature of the transaction (i.e.,
purchase, sale or any other type of
acquisition or disposition);

*	The price of the Security at which the
transaction was effected;
*	The name of the broker, dealer or bank
with or through whom the transaction
was effected;
*	The date the report was submitted by the
Access Person; and
*	With respect to any account established
by the Access Person in which any
securities were held during the
quarter for the direct or indirect
benefit of the Access Person:
o	The name of the broker, dealer
or bank with whom the Access
Person established the account;
o	The date the account was
established; and
o	The date the report was submitted
by the Access Person.
The Quarterly Transaction Report is attached as
Exhibit 3.

c)	Any such report may contain a statement
that the report shall not be construed as
an admission by the person making such
report that he or she has any direct or
indirect Beneficial Ownership in the
Securities to which the report relates.
d)	An SEI Access Person need not make a
quarterly transaction report with respect to transactions effected pursuant to an Automatic Investment Plan. In addition, SEI
Access Persons  are  not  required  to
submit a quarterly transaction report with respect to



1 Access persons who are out-of-the-office under the Family and Medical Leave Act (FMLA) during the entire reporting period are not subject to the reporting requirement portion of the Code during that time. All other portions of the Code will continue to apply.





transactions effected for, and Securities
held in, any account over which the SEI
Access Person has no direct or indirect
influence or Control.
e)	In the event no reportable transactions
occurred during the quarter, the report
should be so noted and returned signed and
dated.
f)	An Access Person who would otherwise be
required to report his or her transactions
under this Code shall not be required to file
reports pursuant to this Section V where such
person is required to file reports pursuant
to a code of ethics described in Section
VII, hereof.
g)	An Independent Trustee shall report
transactions in Securities only if the
Trustee knew at the time of the transaction
or, in the ordinary course of fulfilling his
or her official duties as a trustee, should
have known, that during the 15 day period
immediately preceding or following the date
of the trustees transaction, such Security
was purchased or sold, or was being
considered for purchase or sale, by a
Trust. (The should have known standard
implies no duty of inquiry, does not presume
there should have been any deduction or
extrapolation from discussions or memoranda
dealing with tactics to be employed meeting
a Funds investment objectives, or that any
knowledge is to be imputed because of prior
knowledge of the Funds portfolio holdings,
market considerations, or the Funds
investment policies, objectives and
restrictions.)
h)	An SEI Access Person need not submit a
quarterly report if the report would
duplicate information contained in broker
trade confirmations or account statements
received by the Review Officer, provided that
all required information is contained in the
broker trade confirmations or account
statements and is received by the Review
Officer no later than 30 days after the end
of the calendar quarter.
i)	Each Independent Trustee shall report the
name of any publicly-owned company (or any
company anticipating a public offering of its
equity securities) and the total number of
its shares beneficially owned by him or her
if such total ownership is more than 1/2 of
1% of the companys outstanding shares. Such
report shall be made promptly after the date
on which the Trustees ownership interest
equaled or exceeded 1/2 of 1%.
6.	Review and Enforcement.

a)	The Review Officer is responsible for
identifying each person who is (a) an
Access Person of a Trust; and (b) required
to report his or her transactions under this
Code and shall inform such Access Persons
of their reporting obligation under the
Code. Such Access Persons shall execute the
Compliance Certification attached as Exhibit
4.
b)	The Review Officer shall compare all reported
personal securities transactions with
completed portfolio transactions of a Trust
to determine whether a violation of this Code
may have occurred. Before making any
determination that a violation has been
committed by any person, the Review Officer
shall give such person an opportunity to
supply additional explanatory material.
c)	If the Review Officer determines that a
violation of this Code may have occurred, he shall submit his written determination, together with the confidential monthly report and any additional explanatory material provided by the individual, to the Chief
Compliance





Officer of such Trust, who shall make an
independent determination as to whether a
violation has occurred.
d)	If the Chief Compliance Officer finds that a
violation has occurred, he shall impose upon
the individual such sanctions as he deems
appropriate and shall report the violation
and the sanction imposed to the Board of
Trustees of such Trust.
e)	No person shall participate in a
determination of whether he has committed a
violation of the Code or of the imposition
of any sanction against himself. If a
securities transaction of the Chief
Compliance Officer is under consideration,
any Compliance Officer shall act in all
respects in the manner prescribed herein for
the Chief Compliance Officer.
7.	Investment Advisers and Principal Underwriters
Code of Ethics.

Each investment adviser (including, where applicable, any sub-adviser) and principal underwriter of a Trust shall:

a)	Submit to the Board of Trustees of such
Trust a copy of its code of ethics adopted
pursuant to or in compliance with Rule 17j-1;
b)	Promptly report to the appropriate Trust in
writing any material amendments to such code
of ethics;
c)	Promptly furnish to such Trust, upon request,
copies of any reports made pursuant to such
code of ethics by any person who is an Access
Person as to the Trust;
d)	Shall immediately furnish to such Trust, upon
request, all material information regarding
any violation of such code of ethics by any
person who is an Access Person as to the
Trust; and
e)	At least once a year, provide such Trust a
written report that describes any issue(s)
that arose during the previous year under
its code of ethics, including any material
code violations and any resulting
sanction(s), and a certification that it has
adopted measures reasonably necessary to
prevent its personnel from violating its code
of ethics.
8.	Annual Written Report to the Board.

At least once a year, the Chief Compliance
Officer for each Trust will provide the Board of Trustees a written report that includes:

a)	Issues Arising Under the Code. The Report
will describe any issue(s) that arose during
the previous year under the Code, including
any material Code violations, and any
resulting sanction(s).
b)	Certification. The Report will certify to
the Board of Trustees that each Trust has
adopted measures reasonably necessary to
prevent its personnel from violating the Code.
9.	Records.

Each Trust shall maintain records in the manner and to the extent set forth below, which records may be maintained under the conditions described in Rule 31a-2 under the





Investment Company Act and shall be available for examination by representatives of the Securities and Exchange Commission.

a)	A copy of this Code and any other code which
is, or at any time within the past five years
has been, in effect shall be preserved in an
easily accessible place;
b)	A record of any violation of this Code and
of any action taken as a result of such
violation shall be preserved in an easily
accessible place for a period of not less
than five years following the end of the
fiscal year in which the violation occurs;
c)	A copy of each report submitted by an Access
Person who is required to report under this
Code, including any information provided in
lieu of any such reports, shall be preserved
for a period of not less than five years from
the end of the fiscal year in which it is
made or the information is provided, the
first two years in an easily accessible place;
d)	A list of all persons who are, or within the
past five years have been, required to submit
their reports pursuant to this Code, or who
are or were responsible for reviewing these
reports, shall be maintained in an easily
accessible place;
e)	A copy of each annual report to the Board of
Trustees will be maintained for at least five
years from the end of the fiscal year in
which it is made, the first two years in an
easily accessible place; and
f)	A record of any decision, and the reasons
supporting the decision, to approve the
acquisition of Securities in an IPO or a
Private Placement, shall be preserved for at
least five years after the end of the fiscal
year in which the approval is granted.
10.	Miscellaneous.

a)	Confidentiality. All reports of securities
transactions and any other information filed
with a Trust pursuant to this Code shall be
treated as confidential.
b)	Interpretation of Provisions. The Board of
Trustees may from time to time adopt such
interpretations of this Code as it deems
appropriate.
c)	Periodic Review and Reporting. The Chief
Compliance Officer of each Trust shall report to the Board of Trustees at least annually as to the operation of this Code and shall address in any such report the need (if any) for further changes or modifications to this Code.




Adopted March 6, 1995.
Revised December 7, 2005
Revised June 9, 2008
Revised September 10, 2013
Revised January 3, 2014
Revised March 14, 2017





EXHIBIT 1

INITIAL HOLDINGS REPORT

Name of Reporting Person:

Date Person Became Subject to
the
Codes Reporting Requirements:

Information in Report Dated as
of:	 		 Date Report Submitted:

Securities Holdings
Name of
Issuer and
Title of
Security
No. of
Shares
(if
applicabl
e)
Principal Amount
(if applicable)









If you have no securities holdings to report, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you maintain an account in which any
securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or
Bank

Name(s) on and Type of Account






If you have no securities accounts to report, please check here. ?

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.





Signature	Date





EXHIBIT 2

ANNUAL HOLDINGS REPORT

Name                of
Reporting
Person: Information in Report Dated as of: Date Report Submitted:
Calendar Year Ended: December 31,

Securities Holdings
Name of Issuer
and Title of
Security
No. of
Shares (if
applicable)
Principal
Amount (if
applicable)









If you have no securities holdings to report, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you maintain an account in which any
securities are held for your direct or indirect benefit, please provide the following information:

Name of Broker, Dealer or Bank

Name(s) on and Type of Account






If you have no securities accounts to report, please check here. ?

I certify that I have included on this report all securities holdings and accounts required to be reported pursuant to the Code of Ethics.





Signature	Date





EXHIBIT 3

QUARTERLY PERSONAL SECURITIES TRANSACTIONS
REPORT

Name               of
Reporting
Person: Calendar Quarter Ended:Date Report Due: Date Report Submitted:

Securities Transactions

  Date
of
Transac
tion
Name of
Issuer and
Title of
Security
No. of
Shares
(if
applicabl
e)
Principal
Amount,
Maturity
Date and
Interest
Rate (if
applicable)
  Type
of
Transac
tion
Pric
e
Name of
Broker,
Dealer of
Bank
Effecting
Transactio
n














If you have no securities transactions to report for the quarter, please check here. ?

If you do not want this report to be construed as an admission that you have beneficial ownership of one or more securities reported above, please describe below and indicate which securities are at issue.

Securities Accounts

If you established a securities account during the quarter, please provide the following information:


Name of Broker, Dealer or
Bank

Date Account was
Established

Name(s) on and Type of
Account









If you did not establish a securities account during the quarter, please check here. ?

I certify that I have included on this report all securities transactions and accounts required to be reported pursuant to the Code of Ethics.



Signature	Date






EXHIBIT 4


COMPLIANCE CERTIFICATION


Initial Certification

I certify that I:

(i)	have received, read and
reviewed the Trusts Code
of Ethics;
(ii)	understand the policies
and procedures in the
Code;
(iii)	recognize that I am
subject to such policies
and procedures;
(iv)	understand the penalties
for non-compliance;
(v)	will fully comply with the
Trusts Code of Ethics; and
(vi)	have fully and accurately
completed this
Certificate.

Signature:

Name:			(Please print) Date Submitted: